EXHIBIT (a)(iv)

                                 Withdrawal Form

If you previously elected to accept Lumenis Ltd.'s Offer to Exchange Outstanding Options, and you would like to change your election and reject this offer, you must sign this Form and return it to the applicable contact person in the box below, by not later than the expiration of the Offer. The Offer expires at 11:59 p.m. Eastern Time on April 28, 2003 unless we extend it. If we extend the Offer, you may withdraw your prior election and the tender of your eligible options at any time before expiration of the extended deadline.

         Country            Contact Person         Contact Information
         -------            --------------         -------------------

U.S. based employees        Marty Brown        Fax #  +1-408-764-3948,
                                               phone#+1-408-764-3900,
                                               E-mail mbrown@lumenis.com

                                               2400 Condensa St.
                                               Santa Clara, CA 95051
                                               USA

European based employees    Jorine Wunneberg   Fax #+31-20-347-5098,
                                               Phone # +31-20-347-5064,
                                               E-mail jwunneberg@lumenis.com

                                               Gondel 1
                                               1186 MJ Amstelveen
                                               The Netherlands

Israel based employees      Arnon Rosenberg    Fax # 04-9599130,
                                               Phone # 04-9599104,
                                               E-mail arosenberg@lumenis.com

                                               Yokneam Industrial Park
                                               P.O.B. # 240
                                               Yokneam 20692
                                               Israel

Japan based employees       Tomoko Yamada      Fax #  +81-3-5789-8426,
                                               Phone # +81-3-5789-8378,
                                               E-mail tyamada@lumenis.com

                                               No. 31 Kowa Bldg.
                                               3-19-1, Shirokanedai
                                               Minato-ku, Tokyo 108-0071
                                               Japan

China based employees       Eddy Zhang         Fax # +8610-6510-2621,
                                               Phone # +8610-6510-2620,
                                               E-mail ezhang@lumenis.com

                                               Unit 1018, Bright China ChangAn
                                                  Blvd.
                                               No. 7 Jianguomen Nei Ave.
                                               Beijing 100005
                                               China

Hong Kong based employees   HC Lee             Fax # + 852-2722-5151,
                                               Phone # +852-2174-2815,
                                               E-mail hc.lee@lumenis.com

                                               Unit Nos. 1517-18, Level 15,
                                                  Tower II
                                               Grand Century Place
                                               193 Prince Edward Road West
                                               Mongkok, Kowloon
                                               Hong Kong

If we receive one or more Election Forms and one or more Withdrawal Forms signed by you, we will give effect to the form bearing the latest date and, if two forms bear the same date, then to the form we received last.

                                   ----------

To Lumenis Ltd.:

      I previously received a copy of the Offer to Exchange Outstanding Options and the Election Form. I signed and returned the Election Form, in which I elected to accept Lumenis Ltd.'s Offer to Exchange Outstanding Options. I now wish to change that election and reject your Offer to Exchange Outstanding Options with respect to all my Eligible Options.

      By signing below, I ELECT NOT TO PARTICIPATE in the Offer and hereby withdraw any and all elections to participate signed by me and the tender of my Eligible Options for exchange pursuant to the Offer. I understand that, unless I properly complete, sign and deliver a new Election Form prior to expiration of the Offer, I will not receive any new options under the Offer and that my Eligible Options will remain in effect without any change in the terms and conditions applicable to those options, which will continue to be governed by the stock option plan under which they were granted and the existing option agreements between Lumenis Ltd. and me.


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Signature                                  Date

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Name (please print)


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